SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 30, 2003

                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)

                                   Washington
                 (State of other jurisdiction of incorporation)

            0-10394                                     91-0864123
    (Commission File Number)               (IRS Employer Identification No.)

                 10525 Willows Road N.E., Redmond, WA    98073-9746
               (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444

                                 Not Applicable
          (Former name or former address, if changed since last report)

                                Page 1 of 4 Pages

Item 12.

A copy of a press release made on October 30, 2003 entitled "Data I/O reports fourth consecutive quarter of profitability" follows:

Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax:(425) 881-6856

For information please contact:

Joel Hatlen                                                  Fred Hume
VP Finance/CFO                                               President/CEO
425/881-6444                                                 425/881-6444

          DATA I/O REPORTS FOURTH CONSECUTIVE QUARTER OF PROFITABILITY

Redmond, Washington (October 30, 2003) -- Data I/O(R) Corporation (NASDAQ: DAIO) today announced a net income for the third quarter of 2003 of $319,000, or $0.04 per share, compared to a net loss of $833,000, or ($0.11) per share, for the third quarter of 2002. Revenues for the third quarter of 2003 were $6.4 million, compared to $6.4 million for the third quarter of 2002.

Gross margins increased in dollars and as a percentage of sales for the third quarter of 2003 compared with the same period of 2002, primarily due to the reduced costs resulting from the Company's restructuring actions taken during the last year and the increased volume of automated systems and related aftermarket sales. The reduction in inventories resulted in unfavorable labor and overhead variances, which partially offset the margin improvement. Also impacting the margin percentage was the sales mix including lower sales of programmer aftermarket and software that tend to have higher margins.

Operating expenses declined $422,000 for the third quarter of 2003 compared with the same period of 2002 excluding the restructuring charge, primarily due to the reduced costs resulting from the Company's restructuring actions taken during the last year. The third quarter of 2002 included a restructuring related charge of $497,000.

"I am pleased to report Data I/O's fourth consecutive quarter of profitability. I am further encouraged by success during the quarter with initial sales to new global customers. Much of this success results from our expanding the capabilities of our programming architecture and the focus on newer technologies such as NAND flash and support for M-Systems DiskOnChip(R) technology," stated Fred Hume, President and CEO.

Fourth Quarter 2003 Forward-Looking Statement: Management is committed to long-term profitable growth and believes that the financial results for the current quarter will continue to improve and be generally in line with the previous quarter. The Company remains in a strong financial position with a cash and short-term investment position of $6.1 million and no debt at the end of the third quarter.

Web-Cast  Conference  Call:  The Company has  scheduled  a  conference  call for
Wednesday, November 5, 2003 at 1:30 p.m. Pacific Time regarding its third quarter results and a business update for the third quarter that will be broadcast on the web. Please see Data I/O Corporation's web site at "http://www.data-io.com" for details.

Forward-Looking Statements: Statements in this news release concerning future revenues, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Corporate Information: Celebrating over 30 years of innovative leadership in the device programming industry, Data I/O Corporation provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. The Company, which is publicly traded (NASDAQ: DAIO), is headquartered in Redmond, Wash., and has sales and service offices worldwide. The Company's worldwide web address is http://www.dataio.com.

                                       ###

                               DATA I/O CORPORTION
                        COMPARATIVE STATEMENTS OF EARNINGS
                       (in thousands except per share data)



                                                          Third Quarter                         Nine Months Ended
                                               ------------- ------------ ---------- -------------- --------------- ---------
                                                                          Percent                                   Percent
                                               9/30/2003     9/30/2002    Change     9/30/2003      9/30/2002       Change
                                               ------------- ------------ ---------- -------------- --------------- ---------
Net sales                                         $6,360        $6,443        -1.3%    $18,092        $16,629           8.8%
Gross margin                                       3,328         3,271         1.7%     10,064          7,778          29.4%
Gross margin as percent of sales                   52.3%         50.8%         1.5%      55.6%          46.8%           8.8%
Operating expenses:
Research & development                             1,294         1,430        -9.5%      3,534          4,136         -14.6%
Selling, general and administrative                1,823         2,109       -13.6%      5,551          6,377         -13.0%
    Provision for business restructuring               0           497                    (27)            497
                                               ------------- ------------            -------------- ---------------
Operating income (loss)                              211          (765)                  1,006         (3,232)
Non-operating income (expense):
Interest, net                                         15            16                      57             57
Foreign currency exchange                            (21)         (121)                   (102)          (179)
                                               ------------- ------------            -------------- ---------------
Income/(loss) from operations before taxes           205          (870)                    961         (3,354)

Income tax expense                                  (114)          (37)                    (10)             3
                                               ------------- ------------            -------------- ---------------
Net income/(loss)                                   $319         ($833)                   $971        ($3,357)
                                               ============= ============            ============== ===============

                                               ------------- ------------            -------------- ---------------
Total diluted earnings (loss) per share             $0.04        $(0.11)                  $0.12         $(0.44)
                                               ============= ============            ============== ===============

Diluted weighted average shares outstanding         8,243         7,733                   8,026          7,682



                                                   CONDENSED BALANCE SHEET
                                                        (in thousands)

                                                                  9/30/03     12/31/02
                                                                ------------ ------------
Cash and cash equivalents                                        $  4,279     $  4,383
Short-term investments                                              1,830        1,076
Accounts receivable, net                                            5,519        4,328
Inventories                                                         4,173        4,476
Other current assets                                                  176          509
Property, plant and equipment, net                                  1,160        1,508
Other long-term assets, net                                            27           87
                                                                ------------ ------------
         Total assets                                             $17,164      $16,367
                                                                ============ ============

Current liabilities                                              $  5,437     $  5,647
Total funded debt                                                       -            -
Deferred gain on sale of property                                   1,189        1,435
Shareholders' equity                                               10,538        9,285
                                                                ------------ ------------
         Total liabilities and shareholders' equity               $17,164      $16,367
                                                                ============ ============

 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


November 3, 2003                    By /s/Frederick R. Hume
                                    Frederick R. Hume
                                    President
                                    Chief Executive Officer



                                    By /s/Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer